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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   iSKY, INC.

Originally incorporated on May 20, 1999 under the name KASTAR SATELLITE COMMUNICATIONS CORP.

         iSky, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         1. The Corporation was originally incorporated under the name KaSTAR Satellite Communications Corp.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 20, 1999.

         3. The Corporation filed an Amended and Restated Certificate of Incorporation reflecting the Corporation's name change to "iSKY.net, Inc." and certain other amendments on October 19, 1999.

         4. The Corporation filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Corporation's name change to "iSKY, Inc." on December 3, 1999.

         5. This Second Amended and Restated Certificate of Incorporation amends and restates the Amended and Restated Certificate of the Corporation, in its entirety.

         6. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         7. This Second Amended and Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.


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            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  iSKY, INC. ,
                             A DELAWARE CORPORATION


                                    ARTICLE I

         The name of the Corporation is iSky, Inc.


                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.


                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

         A. The total number of shares of capital stock that the Corporation is authorized to issue is Three Hundred Sixty Million Three Hundred Twenty Thousand Two Hundred Eighteen (360,320,218). The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("PREFERRED STOCK") and Common Stock ("COMMON STOCK"). The total number of shares of Common Stock the Corporation shall have authority to issue is One Hundred Seventy Nine Million Five Hundred Eighty Two Thousand Eight Hundred Twenty Five (179,582,825). The total number of shares of Preferred Stock the Corporation shall have authority to issue is One Hundred Eighty Million Seven Hundred Thirty Seven Thousand Three Hundred Ninety Three (180,737,393). The Preferred Stock shall have a par value of $.001 per share and the Common Stock shall have a par value of $.001 per share.

         B. PREFERRED STOCK

                  1. Shares of Preferred Stock authorized by this Second Amended and Restated Certificate of Incorporation, as amended from time to time (this "CERTIFICATE OF INCORPORATION"), may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be of equal rank and identical in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.



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                  2. The first series of Preferred Stock shall consist of One
Hundred Nine Million Four Hundred Ninety-Nine Thousand Eight Hundred Thirty-One (109,499,831) shares and is designated "SERIES A PREFERRED STOCK." The second series of Preferred Stock shall consist of Two Million Four Hundred Six Thousand Nine Hundred Ninety-Five (2,406,995) shares and is designated "SERIES B PREFERRED STOCK." The third series of Preferred Stock shall consist of Twenty-Three Million Five Hundred Eighty-Seven Thousand Seven Hundred Thirty-One (23,587,731) shares and is designated "SERIES C PREFERRED STOCK." The fourth series of Preferred Stock shall consist of Fifteen Million Seven Hundred Twenty Thousand One Hundred Eighty (15,720,180) shares and is designated "SERIES D NONVOTING PREFERRED STOCK." The fifth series of Preferred Stock shall consist of Fifteen Million Seven Hundred Twenty Thousand One Hundred Eighty (15,720,180) shares and is designated "SERIES E PREFERRED STOCK." The sixth series of Preferred Stock shall consist of Thirteen Million Eight Hundred Two Thousand Four Hundred Seventy Six (13,802,476) shares and is designated "SERIES F PREFERRED STOCK." The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are referred to collectively herein as the "CONVERTIBLE VOTING PREFERRED STOCK." The Series D Nonvoting Preferred Stock and the Convertible Voting Preferred Stock are referred to collectively herein as the "CONVERTIBLE PREFERRED STOCK."

         C. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Nonvoting Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are as set forth below in this
Article IV.C.

                  1. DIVIDEND PROVISIONS.

                           (a) The holders of shares of Convertible Preferred
Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, at the rate of $0.08 per share of Series A Preferred Stock, $0.168 per share of Series B Preferred Stock, $0.28 per share of Series C Preferred Stock, $0.28 per share of Series D Nonvoting Preferred Stock, $0.28 per share of Series E Preferred Stock and $0.34 per share of Series F Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") and shall not be cumulative.

                           (b) If the Corporation shall declare a distribution
payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each case the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Convertible Preferred Stock were the holders of the number of shares of Common Stock into which their respective shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.


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                  2. LIQUIDATION PREFERENCE.

                           (a) Upon any liquidation, dissolution or winding up
of the Corporation, either voluntary or involuntary, each holder of the Convertible Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $1.00 per share of Series A Preferred Stock (as adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares) plus all declared and unpaid dividends on the Series A Preferred Stock, an amount per share equal to $2.094 per share of Series B Preferred Stock (as adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares) plus all declared and unpaid dividends on the Series B Preferred Stock, an amount per share equal to $3.50 per share of Series C Preferred Stock (as adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares) plus all declared and unpaid dividends on the Series C Preferred Stock, an amount per share equal to $3.50 per share of Series D Nonvoting Preferred Stock (as adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares) plus all declared and unpaid dividends on the Series D Nonvoting Preferred Stock, an amount per share equal to $3.50 per share of Series E Preferred Stock (as adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares) plus all declared and unpaid dividends on the Series E Preferred Stock, and an amount per share equal to $4.25 per share of Series F Preferred Stock (as adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares) plus all declared and unpaid dividends on the Series F Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Convertible Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

                           (b) After the distributions described in Article
IV.C.2(a) above, if any, have been paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                           (c) A consolidation or merger of the Corporation with
or into any other corporation, corporations or other entity (other than any merger effected solely for the purpose of changing the domicile of the Corporation) in which more than 50% of the voting power of the Corporation is disposed of, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Article IV.C.2.

                           (d) Whenever the distribution provided for in this
Article IV.C.2. shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.


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                           (e) The Corporation shall mail to each holder of
Convertible Preferred Stock written notice at least fifteen (15) days prior to any liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV.C.2.

                  3. REDEMPTION. The Convertible Preferred Stock shall not be redeemable by the Corporation.

                  4. VOTING RIGHTS; DIRECTORS.

                           (a) GENERAL VOTING RIGHTS. Except as set forth in
Article IV.C.4(b) below, the holder of each share of Convertible Voting Preferred Stock shall have the right to one vote for each share of Common Stock into which such Convertible Voting Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation (the "BYLAWS"), and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any matter upon which holders of Common Stock have the right to vote. Shares of Series D Nonvoting Preferred Stock shall have no voting rights except as required by the General Corporation Law of the State of Delaware.

                           (b) ELECTION OF DIRECTORS. The Board of Directors
shall consist of seven (7) members, unless otherwise changed in accordance with
Article IV.C.6.(a)(vii) hereof. The holders of Convertible Voting Preferred Stock, voting together on an as-converted basis as a single class, shall be entitled to elect all of the members of the Board of Directors (the "DIRECTORS"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Convertible Voting Preferred Stock then outstanding shall constitute a quorum of the Convertible Voting Preferred Stock for the election or nomination of the Directors.

                  5. CONVERSION. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                           (a) RIGHT TO CONVERT. Each share of Convertible
Voting Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00, in the case of the Series A Preferred Stock, $2.094, in the case of the Series B Preferred Stock, $3.50, in the case of the Series C Preferred Stock and the Series E Preferred Stock, and $4.25, in the case of the Series F Preferred Stock, by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price shall be $1.00 (the "SERIES A CONVERSION PRICE"), the initial Series B Conversion Price shall be $2.094 (the "SERIES B CONVERSION PRICE"), the initial Series C Conversion Price shall be $3.50 (the "SERIES C CONVERSION PRICE"), the initial Series E Conversion Price shall be $3.50 (the "SERIES E CONVERSION PRICE") and the initial Series F Conversion Price shall be $4.25 (the "SERIES F CONVERSION PRICE"). Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price and Series F Conversion Price shall be adjusted as hereinafter provided.


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                           (b) AUTOMATIC CONVERSION. Each share of Convertible
Voting Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price, the then-effective Series B Conversion Price, the then-effective Series C Conversion Price, the then-effective Series E Conversion Price or the then-effective Series F Conversion Price, as the case may be, upon the earlier of (i) the date specified by written consent or agreement of holders of at least fifty-eight percent (58%) of the shares of the Convertible Voting Preferred Stock then outstanding, voting together on an as-converted basis as a single class, or (ii) immediately prior to the closing of the sale of Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $4.00 per share of Common Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and the aggregate proceeds to the Corporation and/or any selling stockholders (without deduction for underwriters' discounts and expenses relating to the issuance) of which exceed $15,000,000.

                           (c) CONVERSION OF SERIES D NONVOTING PREFERRED STOCK.
Upon the occurrence of the automatic conversion of the Corporation's Convertible Voting Preferred Stock pursuant to Article IV.C.5(b), each share of Series D Nonvoting Preferred Stock shall automatically be converted into the number of shares of Common Stock into which each share of Series E Preferred Stock is converted. Prior to the occurrence of the automatic conversion of the Convertible Preferred Stock pursuant to Article IV.C.5(b), at the option of either the holder or the Corporation and upon the occurrence of either of the events specified in Article IV.C.5(c)(i) or (ii) below, each share of Series D Nonvoting Preferred Stock shall be convertible into one share of Series E Preferred Stock.

                                    (i) the delivery to the Corporation by the
                           holder (or the delivery to the holder by the Corporation) of (A) written confirmation of the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to the acquisition by such holder of voting stock of the Corporation, or (B) a legal opinion of counsel to such holder, addressed to the Corporation (or a legal opinion of counsel to the Corporation, addressed to such holder) confirming that the provisions of the HSR Act do not apply to such holder's proposed acquisition of voting stock; or

                                    (ii) the receipt by the Corporation of
                           written notice (or other notice acceptable to the Corporation) of the transfer of such Series D Nonvoting Preferred Stock to any person or entity whose ownership of voting stock of the Corporation does not require any filing or waiting period expiration under the HSR Act (or where such filing and expiration have already occurred).


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                  (d) MECHANICS OF CONVERSION.

                           (i) Before any holder of Convertible Preferred Stock
shall be entitled to convert the same into shares of Common Stock (or Series E Preferred Stock, if applicable), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock (or Series E Preferred Stock, if applicable) to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock (or Series E Preferred Stock, if applicable) to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock (or Series E Preferred Stock, if applicable) issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock (or Series E Preferred Stock, if applicable) on such date.

                           (ii) If the conversion is in connection with an
underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Convertible Preferred Stock shall not be deemed to have converted such Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

                  (e) ADJUSTMENTS OF PREFERRED STOCK. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be subject to adjustment from time to time as follows:

                           (i)(A) If the Corporation shall issue, after the date
upon which any shares of Convertible Voting Preferred Stock were first issued (the "PURCHASE DATE" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as the case may be, in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price or Series F Conversion Price, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all of the outstanding shares of Convertible Preferred Stock and other convertible securities and assuming the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion





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Price; and the denominator of which shall be the number of shares of Common
Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all of the outstanding shares of Convertible Preferred Stock and other convertible securities and assuming the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of such Additional Stock.

                           (B) No adjustment of the Series A Conversion Price,
the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Article IV.C.5(e)(i)(E)(3) and Article IV.C.5(e)(i)(E)(4), no adjustment of such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price or Series F Conversion Price pursuant to this Article IV.C.5(e)(i) shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price above the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price (as applicable) in effect immediately prior to such adjustment.

                           (C) In the case of the issuance of Additional Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (D) In the case of the issuance of Additional Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                           (E) In the case of the issuance (whether on or after
the applicable Purchase Date) of options to purchase or rights to subscribe for or acquire Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for or acquire such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article IV.C.5(e)(i) and Article IV.C.5(e)(ii):

                           (1) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for or acquire Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article IV.C.5(e)(i)(C) and 5(e)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                           (2) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for or acquire such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article IV.C.5(e)(i)(C) and Article IV.C.5(e)(i)(D)) hereof.

                           (3) Upon any change in the number of shares of Common
Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change.

                           (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                           (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Article IV.C.5(e)(i)(E)(1) and Article IV.C.5(e)(i)(E)(2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV.C.5(e)(i)(E)(3) or Article IV.C.5(e)(i)(E)(4) hereof.

                           (6) In the event of an adjustment to the Series A
Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price or the Series F Conversion Price pursuant to
Article IV.C.5(e), no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities.

                           (ii) "ADDITIONAL STOCK" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to Article IV.C.5(e)(i)(E)) by the Corporation after the Purchase Date other than:

                           (A) Common Stock issued pursuant to a transaction
described in Article IV.C.5(e)(iii) hereof; or

                           (B) (i) up to ten million (10,000,000) shares of
Common Stock (or options, warrants or other rights to purchase such Common Stock) issued or issuable to employees, consultants, officers or directors of the Corporation pursuant to a stock option plan or restricted stock plan approved by the Board of Directors, whether issued or issuable before or after the Purchase Date, net of any such shares of Common Stock repurchased by the Corporation and any such options, warrants or other rights to purchase such Common Stock that expire unexercised, and subject to adjustment for any stock splits, dividends, combinations or recapitalizations with respect to such shares and (ii) Common Stock or Preferred Stock (or options, warrants or other rights to purchase Common Stock or Preferred Stock) issued or issuable to employees, consultants, officers or directors of the Corporation pursuant to stock option agreements in effect as of May 26, 1999 (including amendments thereto); or

                           (C) shares of Common Stock (or options, warrants or
other rights to purchase such Common Stock) issued or issuable in connection with (i) debt financings, credit agreements or issuance of debt securities (including the issuance of options, warrants or other rights to acquire securities of the Corporation to underwriters in connection with the placement of such debt securities), equipment leasing arrangements, or the sale by the Corporation of capacity on a satellite owned or controlled by the Corporation, in each case upon the express approval of the Board of Directors, whether issued or issuable before or after the Purchase Date; or

                           (D) shares of Common Stock or Series E Preferred
Stock issued or issuable upon conversion of the Convertible Preferred Stock; or

                           (E) shares of Common Stock issued or issuable (I) in
a public offering before or in connection with which all outstanding shares of Convertible Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; or

                           (F) shares of Series B Preferred Stock to be issued
to KPCB Holdings, Inc., pursuant to that certain Series A and B Preferred Stock Purchase Agreement, dated as of May 26, 1999, by and among the Company and the parties signatory thereto; or

                           (G) shares of Series A Preferred Stock, Series B
Preferred Stock and Series C Preferred Stock issued to Liberty KASTR Corp., DirectCom Networks, Inc., Televerde Communications, L.P. and KPCB Holdings, Inc., pursuant to that certain Securities Purchase Agreement, by and among the Company and the parties signatory thereto; or

                           (H) Up to one million six hundred thousand shares of
Common Stock to be issued to each of DirectCom Networks, Inc. and KaStarCom. World Satellite, LLC pursuant to that certain Securities Purchase Agreement between the Company, DirectCom Networks, Inc., and KaStarCom. World Satellite; or

                           (I) Series D Preferred Stock, Series E Preferred
Stock and warrants to purchase Series F Preferred Stock (and the shares of Series F Preferred Stock issuable upon exercise thereof) issued to Echostar Satellite Communications (or an affiliate) and existing stockholders exercising preemptive rights under the Company's Amended and Restated Investor Rights Agreement; or

                           (J) Series C Preferred Stock issued to Telesat
Canada.

                           (iii) If the Corporation should at any time or from
time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Article IV.C.5(e)(i)(E) above.

                           (iv) If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                           (f) OTHER DISTRIBUTIONS. If the Corporation shall
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV.C.5(e)(iii) above, then, in each such case for the purpose of this Article IV.C.5(f), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                           (g) RECAPITALIZATIONS. If at any time or from time to
time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article IV.C.5 or Article IV.C.2 hereof) provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV.C.5 with respect to the rights of the holders of the Convertible Preferred Stock after the recapitalization to the end that the provisions of this Article IV.C.5 (including adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price and the Series F Conversion Price then in effect and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           (h) NO IMPAIRMENT. The Corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV.C.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

                           (i) NO FRACTIONAL SHARES AND CERTIFICATE AS TO
ADJUSTMENTS.

                           (i) No fractional shares shall be issued upon
conversion of the Convertible Preferred Stock to Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Convertible Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or
readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price or Series F Conversion Price pursuant to this Article IV.C.5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price or Series F Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Convertible Preferred Stock to Common Stock.

                           (j) NOTICES OF RECORD DATE. Upon the Corporation's
taking of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series E Preferred Stock solely for the purpose of effecting the conversion of the shares of Convertible Preferred Stock such number of its shares of Common Stock and Series E Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock or Series E Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or Series E Preferred Stock to such number of shares as shall be sufficient for such purposes.

                           (l) NOTICES. Any notice required by the provisions of
this Article IV.C.5 to be given to the holders of shares of Convertible Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.


                  6. PROTECTIVE PROVISIONS.

                           (a) So long as any shares of Convertible Voting
Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least fifty-eight (58%) of the then outstanding shares of Convertible Voting Preferred Stock, voting together as a single class:

                           (i) sell, convey or otherwise dispose of or encumber
(other than pursuant to a credit arrangement in the ordinary course of business) all or substantially all of its assets or business or merge into or consolidate with any other entity (other than any merger effected solely for the purpose of changing the domicile of the Corporation, any merger with a wholly-owned subsidiary corporation or any merger in which the Corporation is the surviving entity and no more than fifty percent (50%) of the voting power of the Corporation is disposed of) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; or

                           (ii) provide for the voluntary liquidation,
dissolution or winding up of the Corporation; or

                           (iii) amend the Certificate of Incorporation or
Bylaws in a manner that materially and adversely affects all of the holders of the Convertible Voting Preferred Stock to the same extent; or

                           (iv) redeem any shares of the Corporation's capital
stock except for (A) the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly-owned subsidiary that are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or (B) the repurchase of shares of the Corporation's Series D Nonvoting Preferred Stock pursuant to redemption rights granted to certain holders of Series D Nonvoting Preferred Stock in connection with limitations imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on such holder's ability to hold voting stock of the Corporation; or

                           (v) reclassify any shares of Common Stock to give
those shares a preference over, or to make those shares on a parity with, the Convertible Voting Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

                           (vi) declare any dividend or distribution on any
shares of Common Stock; or

                           (vii) change the number of directors from seven; or

                           (viii) authorize or issue any other equity securities
(other than Series E Preferred Stock issuable upon conversion of Series D Nonvoting Preferred Stock), including any other security convertible into or exercisable for any equity security, having a preference over, or being on parity with each of the Convertible Voting Preferred Stock, including, without limitation, with respect to dividends, redemption or voting rights or upon liquidation; or

                           (ix) increase or decrease (other than by redemption
or conversion) the authorized number of shares of Convertible Preferred Stock.

                           (b) So long as any shares of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock (each a "SERIES OF VOTING PREFERRED STOCK") remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least fifty-eight percent (58%) of the then outstanding shares of any such Series of Voting Preferred Stock, voting as a single class:

                           (i) alter or change the rights, preferences or
privileges of the shares of such Series of Preferred Stock so as to affect adversely the shares of such Series of Voting Preferred Stock in any manner that does not so affect all Series of Voting Preferred Stock; or

                           (ii) amend the Certificate of Incorporation or Bylaws
in a manner that materially and adversely affects the holders of such Series of Voting Preferred Stock but does not so affect the shares of all Series of Voting Preferred Stock; or

                           (iii) reclassify any shares of Common Stock to give
those shares a preference over, or to make those shares on a parity with, the shares of such Series of Voting Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation but not the Shares of all Series of Voting Preferred Stock; or

                           (iv) authorize or issue any other equity securities
(other than Series E Preferred Stock issuable upon conversion of Series D Nonvoting Preferred Stock), including other any other security convertible into or exercisable for any equity security, having a preference over, or being on parity with, the shares of such Series of Voting Preferred Stock, including, without limitation, with respect to dividends, redemption or voting rights or upon liquidation but not the shares of all Series of Voting Preferred Stock; or

                           (v) increase or decrease (other than be redemption or
conversion) the authorized number of shares of such Series of Voting Preferred Stock.

         D. COMMON STOCK.

                  1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Article IV.C.2. hereof.

                  3. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law and by
Article IV.C.4(b) hereof.

                                    ARTICLE V

         A. EXCULPATION. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         B. INDEMNIFICATION. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

         C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer or agent of the Corporation (or any other person to which Delaware law permits the Corporation to provide indemnification) existing at the time of, or increase the liability of any director, officer or agent of the Corporation (or other person) with respect to any acts or omissions of such director, officer or agent (or other person) occurring prior to, such repeal or modification.

                                   ARTICLE VI

         The Corporation shall have perpetual existence.

                                   ARTICLE VII

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

                                  ARTICLE VIII

         Elections of directors need not be by written ballot except and to the extent provided in the Bylaws.

                                   ARTICLE IX

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE X

         The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been signed as of this 13th day of March 2000.





                                             iSKY, INC.





                                             By:  /s/ David M. Brown
                                                -------------------------------
                                             Name (Print):  David M. Brown
                                                          ---------------------
                                             Title:  Vice President
                                                   ----------------------------



















                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION]

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   iSKY, INC.

         iSKY, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, (the "Corporation") does hereby certify that:

         1. The amendment to the Corporation's Certificate of Incorporation (the "Certificate") set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation law of the State of Delaware.

         2. Article IV, Subsection A, of the Certificate shall be amended and restated in its entirety to read as follows:

            A. The total number of shares of capital stock that the Corporation is authorized to issue is Four Hundred Twenty-Two Million Nine Hundred Thirty-Five Thousand Four Hundred Eighty-Nine (422,935,485). The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("PREFERRED STOCK") and Common Stock ("COMMON STOCK"). The total number of shares of Common Stock the Corporation shall have authority to issue is Two Hundred Eleven Million Five Hundred Eighty-Seven Thousand Six Hundred Nine (211,587,609). The total number of shares of Preferred Stock the Corporation shall have authority to issue is Two Hundred Eleven Million Three Hundred Forty-Seven Thousand Eight Hundred Seventy-Six (211,347,876). The Preferred Stock shall have a par value of $.001 per share and the Common Stock shall have a par value of $.001 per share.

         3. Article IV, Subsection B(2), of the Certificate shall be amended and restated in its entirety to read as follows:

            2. The first series of Preferred Stock shall consist of One Hundred Five Million Nine Hundred Seventy-Eight Thousand Five Hundred Eleven (105,978,511) shares and is designated "SERIES A PREFERRED STOCK." The second series of Preferred Stock shall consist of Two Million Four Hundred Six Thousand Nine Hundred Ninety-Five (2,406,995) shares and is designated "SERIES B PREFERRED STOCK." The third series of Preferred Stock shall consist of Thirty Million Nine Hundred Sixty-Three Thousand Thirty (30,963,030) shares and is designated "SERIES C PREFERRED STOCK." The fourth series of Preferred Stock shall consist of Fourteen Million Two Hundred Eighty-Five Thousand Seven

                  Hundred Fourteen (14,285,714) shares and is designated
                  "SERIES D PREFERRED STOCK." The fifth series of Preferred Stock shall consist of Thirty-Five Million Five Hundred Seventy-Two Thousand Nine Hundred Seventy-Six (35,572,976) shares and is designated "SERIES E PREFERRED STOCK." The sixth series of Preferred Stock shall consist of Twenty-Two Million One Hundred Forty Thousand Six Hundred Fifty (22,140,650) shares and is designated "SERIES F PREFERRED STOCK."

         IN WITNESS WHEREOF, iSKY, Inc. has caused this Certificate of Amendment to be executed by its authorized officer on this 9th day of May, 2000.

                                        iSKY, INC.



                                        By: /s/ David M. Brown
                                           ----------------------
                                        David M. Brown, Secretary

                            CERTIFICATE OF AMENDMENT


                                     OF THE
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   iSKY, INC.


         iSKY, Inc., a corporation duly organized and existing under the General Corporation law of the State of Delaware (the "Corporation") does hereby certify that:

         1. The amendment to the Corporation's Second Amended and Restated Certificate of Incorporation (the "Certificate") set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation law of the State of Delaware.

         2. Article I of the Certificate is amended and restated in its entirety to read as follows:

         "The name of the Corporation is Wildblue Communications, Inc."

         3. This Amendment to the Second Amended and Restated Certificate of Incorporation shall become effective as of August 15, 2000.

         IN WITNESS WHEREOF, iSKY, Inc. has caused this Certificate of Amendment to be executed by its authorized officer, on this 8th day of August, 2000.

                                   iSKY, Inc.



                                   By: /s/ David M. Brown
                                      -------------------
                                      David M. Brown
                                      Secretary